Exhibit 10.23
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.
[***] INDICATES THAT INFORMATION HAS BEEN REDACTED
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) is made in the Province of Quebec on 2/4/2020 and is effective as of February 10, 2020 (the “Effective Date”)

BY AND AMONG:
HOSPITALITÉ SONDER CANADA INC., a corporation duly constituted under the laws of the Province of Quebec, having its principal place of business at 15 Marie-Anne O, Suite 201, Montreal, QC H2W1B6, herein acting and represented by Philip Rothenberg, duly authorized as he so declares;

(the “Corporation” or the “Employer”)

SONDER USA INC., a corporation organized under the laws of the State of Delaware, USA, having its principal place of business at 101 15th Street, San Francisco, CA 94103 USA, herein acting and represented by Philip Rothenberg, duly authorized as he so declares;

(“Sonder USA”)

AND:	MARTIN PICARD;

(the “Employee”)
(Employer, Sonder USA and the Employee are each referred to herein individually as a “Party” and collectively, as the “Parties”)
WHEREAS the Corporation and Sonder USA are entities within the affiliated group of companies directly and indirectly wholly-owned by Sonder Holdings Inc. (each such affiliated company, including Sonder Holdings Inc., an “Affiliated Entity” and together, “Sonder”);
WHEREAS Sonder operates a business that provides services related to the leasing, sub-leasing, management, and franchising of management of apartments, flats, buildings and similar properties throughout the world, including but not limited to short term rentals, student housing, and hotel services (the “Business”);
WHEREAS the Employee has been continuously employed by Sonder since June 22, 2015 pursuant to an employment agreement with Flatbook Corp., which name was subsequently changed to Sonder Canada Inc. (as amended from time to time, the “Prior Employment Agreement”);
WHEREAS since July 1, 2017 Employee’s employment with Sonder has been through Sonder USA Inc. in Sonder’s San Francisco headquarters;
WHEREAS the Parties have agreed that effective on the Effective Date, Employee shall transfer his employment within Sonder from Sonder USA to the Corporation;
WHEREAS the Corporation desires to employ the Employee and to ensure the continued availability to the Corporation of the Employee’s services, and the Employee is willing to accept such employment and render such services (the “Employment”), all upon and subject to the terms and conditions contained in this Agreement; and
WHEREAS subject to the full execution of this Agreement, on the Effective Date, Employee’s employment within the Sonder group shall transfer from Sonder USA to the Corporation and Employee shall cease to be considered an employee of Sonder USA as of such date.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), the Corporation and the Employee agree as follows:
1.TERM OF EMPLOYMENT
1.1Commencement Date and Term. The Employee shall continue to be employed by Sonder through the Corporation. The Corporation hereby agrees to employ the Employee, and the Employee hereby accepts such employment, on the terms and conditions set forth in this Agreement. The Employee’s employment with the Corporation shall commence employment on February 10, 2020 for an indefinite period of time (the “Term”), subject to the provisions related to termination of employment set out below.
2.DUTIES
2.1General Duties. The Employee shall continue to serve as VP of Finance and Global Head of Real Estate & Co-Founder for the Corporation on the terms and conditions hereinafter set out. The Employee shall report directly to the CEO of Sonder. The

Employee shall use their best efforts to perform their duties and discharge their responsibilities pursuant to this Agreement competently, carefully and faithfully. The Employee acknowledges that, in occasional situations and acting in good faith, the Employee may be asked to fulfill duties inconsistent with their position.
2.2Devotion of Time. During the Employment, the Employee shall devote all of the Employee’s time, attention, and energies during scheduled business hours to the business of the Corporation. The Employee shall serve the Corporation faithfully, honestly, diligently and to the best of the Employee’s ability. The Employee shall be employed in a full-time capacity and devote their full working time and attention to the Employee’s duties and responsibilities hereunder. The Employee shall use the Employee’s best efforts to promote the interests of the Corporation.
2.3No Restrictions. The Employee hereby represents, warrants and agrees that: (i) the Employee has the full right to enter into this Agreement and perform the services required of the Employee hereunder, without any restriction whatsoever; (ii) in the course of performing services hereunder, the Employee will not violate the terms or conditions of any agreement between the Employee and any third party, such as a non-competition agreement, or infringe or wrongfully appropriate any patents, copyrights, trade secrets or other intellectual property rights of any person or entity anywhere in the world; and (iii) the Employee is currently not and does not intend on breaching any agreement, duty, or other obligation with or to another individual, company, or person external to the Corporation. Such breaches include but are not limited to: any agreement, duty, or obligation not to compete with any entity, or to keep confidential the confidential information of any entity, and there exists no agreement, duty, or other obligation binding the Employee that conflicts with the Employee’s obligations under this Agreement.
2.4Observance of Corporation Regulations. As a condition of employment, the Employee agrees that he will comply with all of the Employer’s policies, rules and procedures in effect, as adopted or modified from time to time. If any provision of this Agreement is inconsistent or conflicting with any provision of the regulations or rules of the Corporation, the provision of this Agreement shall have priority over the provision of the regulations or the rules.
3.COMPENSATION, BENEFITS AND EXPENSES
3.1Salary. For the services of the Employee to be rendered under this Agreement, the Corporation shall pay the yearly salary of $400,000 CAD (the “Base Salary”) during the Term, payable in bi-monthly or other installments at the Corporation’s discretion, subject to payroll and withholding deductions as may be required by law, according to the policies of the Corporation as they may be amended from time to time. The Base

Salary is inclusive of compensation for travel time, overtime and any other excess hours.
3.2Annual Review. The Base Salary is subject to annual review and increases are at the sole discretion of the Corporation, taking into account, among other things, individual performance, general business conditions, market conditions and the policies of the Corporation.
3.3Bonus. The Corporation may pay to the Employee a discretionary bonus based on performance criteria determined, from time to time, by the Corporation.
3.4Discretionary time off. Employee may take time off from work (for vacation, wellness, to care for another, etc.) at their reasonable discretion, provided that they coordinate such time off with, and obtain approval, from their direct manager in advance. During such time off, Employee will receive their regular base pay. Employee must ensure that they manage their time off in a manner that prioritizes work responsibilities while balancing personal needs and/or commitments. Employee is expected to meet deadlines, customer needs, and all job performance requirements, as well as coordinate coverage for their responsibilities during any period of absence. If extended time off in excess of five (5) consecutive business days is needed for a reason other than vacation, Employee will need to contact their direct manager. In that situation, appropriate Sonder management will need to approve the absence and determine whether (and to what extent) the absence will be paid or qualify as a leave of absence under the law or Sonder’s policies. Sonder encourages a minimum of two (2) weeks vacation be taken per year (or three (3) weeks for employees with three (3) years and over of uninterrupted service), however the Employee will not be paid for unused discretionary time off at termination. The Employee is not entitled to accrue any vacation time and the Company will not compensate unused leave. Sonder intends for its time off benefits, and will interpret and apply its time off benefits, to comply with all national, state, and local laws.
3.5Statutory Holidays. The Employee shall be entitled to the statutory holidays available in the Province of Quebec. In accordance with the Province of Quebec, the eight (8) statutory holidays recognized by the Corporation are New Year’s Day (January 1), Good Friday and/or Easter Monday, Victoria Day (the Monday preceding May 25), Jean Baptiste Day (June 24), Canada Day (July 1), Labour Day (the first Monday in September), Thanksgiving Day (the second Monday in October) and Christmas Day (December 25).
3.6Employee Benefit Programs. The Employee is entitled to participate in any pension, retirement savings plan, insurance or other executive employee benefit plan that is maintained by the Corporation for its employees, including programs of life, disability and medical insurance and reimbursement of membership fees in professional organizations. It is understood that all decisions about eligibility for benefits rest with the insurer, not with the Corporation, and that the Corporation cannot and does not guarantee that Employee will be eligible for these benefits.
3.7Sick Days and Family Obligations. The Employee will be entitled to paid leave for illness or family obligations, in accordance with the Corporation’s policy which may be amended from time to time.
3.8Company Finances and Expenses. The Employee shall not be responsible for any reasonable work-related pre-approved expenses incurred by themselves. If the Employee desires to be reimbursed, the Employee must have a receipt for any and all pre-approved expenses. The Employee will be reimbursed these pre-approved expenses within one (1) month of presenting the Finance Department with a receipt of purchase.
4.TERMINATION
4.1Termination by the Employer without Serious Reason: The Employer may terminate this Agreement and the Employee’s employment at any time without serious reason by giving the Employee a notice of termination or indemnity in lieu of notice, in whole or in part, in accordance with applicable legislation. The Employer may, at its option, pay such indemnity to the Employee as a salary continuance, in whole or in part. The Employee undertakes to sign, for the benefit of the Employer, a release satisfactory to the Employer for any matter related to the Employee’s employment or termination thereof.
4.2Termination by the Employer for Serious Reason: The Employer may terminate this Agreement and the Employee’s employment for serious reason at any time, without notice or indemnity in lieu of notice. In such case, the Employee shall be paid any amount still owing to him by the Employer upon termination, as salary for work already performed but unpaid, or as vacation accrued but unused. The Employee shall not be entitled to any other payment, except as expressly provided in the applicable legislation. “Serious reason” includes, without limitation:
a)any dishonest act such as theft, fraud, embezzlement or misappropriation of funds in connection with the Employer or its directors, shareholders, clients, suppliers, sub-contractors, consultants or employees or any attempt to commit such a dishonest act;
b)any breach of the Employee’s duty of loyalty, any conflict of interest or behaviour that adversely affects the legitimate interests of the Employer;

c)non-compliance with the requirements or legitimate expectations of the Employer, including as a result of voluntary or involuntary underperformance or incompetence;
d)a breach of the obligations under this Agreement;
e)the refusal to follow the reasonable guidelines or instructions of the Employer;
f)a material breach of any policy, rule or procedure of the Employer;
g)any other serious reason within the meaning of Article 2094 of the Civil Code of Québec, CQLR c CCQ-1991.
4.3Termination by the Employee (resignation): The Employee may terminate their employment upon providing the Corporation with two (2) weeks’ notice in writing, in which case the Corporation will provide the Employee with any outstanding Base Salary calculated to and as of the last day of the Employee’s employment. After working at the Corporation for a period of one (1) year or longer, the Employee must provide the Corporation with a one (1) month notice of employment termination in writing, subject to be decreased by the General Counsel in their sole discretion. The Employee agrees to fulfill any and all requests of the Corporation in the period following their notice of termination, which may include training the Employee’s replacement. The Employer shall have no further liability to the Employee.
4.4Incapacity. If the Employee becomes physically or mentally incapacitated so as to be prevented from properly and continuously performing in full Employee’s duties to the Corporation for more than thirty (30) days (consecutive or not) within any consecutive five (5) month period (excluding vacation time and absences due to illness that do not prevent the Employee from performing their duties) (“Disability Period”) and the Employee is unable to return to work after such a Disability Period, the Corporation may, in its sole discretion, elect to terminate the Employee’s employment at any time during the continuance of such incapacity by giving to the Employee written notice of termination or severance pay in lieu thereof and, if the Corporation gives such notice of termination or severance pay in lieu thereof, the Employee’s employment with the Corporation shall terminate on the date set forth in such notice, without recourse by either party against the other with respect to such termination.
4.5Death. In the event of death of the Employee, this Agreement shall terminate immediately as of the date of death, and all salary and other benefits earned but not as yet paid, shall be paid to the Employee’s estate within thirty (30) days of the date of death. There shall be no termination pay of any kind payable by the Corporation to the estate.

4.6Obligations upon Termination. Upon termination of employment, the Corporation will make such payments as may be applicable pursuant to Section 5 below. In addition, the Employee will return to the Corporation within five (5) days of the termination of employment all of the Corporation’s equipment, supplies and written or other materials containing or embodying Confidential Information (as defined in Section 7 below) or work product generated by the Employee in connection with their employment pursuant to this Agreement.
4.7Survival. Notwithstanding any termination of employment, the provisions of Sections 4.5, 4.6, 6, 7, 8, 9 and 10 shall remain in full force and effect.
5.COMPANY PROPERTY
5.1Use of Property. From time to time, the Corporation may allow the Employee to rent, borrow, take home, or use company property. Such company property may include but is not limited to: laptops, computers, computer chargers, any and all keys, motor bikes, and any and all other equipment, material, supplies or items of which the Corporation is the owner.
5.2Terms of Property Use.
5.2.1The Employee agrees to treat all company property with respect and care, that all property is owned by the Corporation unless ownership is transferred in writing, and that the Employee must immediately return all company property whenever asked by the Corporation.
Following termination of their employment, regardless of the reason, the Employee undertakes to immediately return to the Employer any and all property, documents and information belonging to the Employer that the Employee has in their possession, including:
•the computer, cell phone, keys, access cards, credit cards as well as identification and access codes provided to the Employee for the performance of their duties;
•all files, manuals, guides, reports, lists of clients or suppliers, or other documents and information related to the Employer’s activities, regardless of the format thereof (paper or electronic).
5.2.2The Employee is not to use, take, remove, or borrow company property without permission from a supervisor. The Employee agrees that the loss, damage, or modification of any and all company property in any and all ways will be deducted from the Employee’s Base Salary, and the Employee may be subject to further fines, penalties, or employment sanctions from the Corporation.
6.NON-SOLICITATION
6.1Solicitation of Customers. During the Term and for a period of twelve (12) months following the date of termination of employment with the Corporation (the “Restricted Period”), the Employee, directly or indirectly, including through any firm, corporation, partnership, association or other entity (any of the foregoing defined as an “Affiliated Entity”) shall not (i) seek Business (as defined in the recitals to this Agreement) from any Customer (as defined below) on behalf of any enterprise or business other than the Corporation, (ii) refer Business from any Customer to any enterprise or business other than the Corporation or (iii) receive commissions based on sales or otherwise relating to the Business from any Customer, or any enterprise or business other than the Corporation.
For purposes of this Agreement, the term “Customer” means any person, firm, corporation, partnership, association or other entity to which the Corporation, to the knowledge of the Employee, sold or provided products or services during the six (6) month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer.
6.2Solicitation of Employees or Consultants. During the Restricted Period, the Employee shall not, directly or indirectly, including through any Affiliated Entity, solicit, hire or contact (i) any employee (full time or part-time) of the Corporation for the purpose of hiring them or causing them to terminate their employment with the Corporation or any Affiliated Entity or (ii) any consultant of the Corporation or any Affiliated Entity for the purpose of causing them to terminate their engagement for services relationship with the Corporation. Notwithstanding the foregoing, general advertising performed by Employee during the Restricted Period which is not specifically directed at employees or consultants of the Corporation or any Affiliated Entity shall not be deemed a violation of this Section.
6.3No Payment. The Employee acknowledges and agrees that no separate or additional payment will be required to be made to Employee in consideration of Employee’s undertakings in this Section.
6.4Reasonable Scope. The Employee expressly agrees that the character, duration and geographical scope of the provisions set forth in this Section are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Employee and the Corporation that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Employee’s conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Corporation the benefits of this Agreement.
7.CONFIDENTIAL INFORMATION
7.1Personal Information. “Personal information” means any information provided by the Corporation or otherwise obtained by the Employee which (i) identifies or may be used to identify, contact or locate a person to whom the information belongs or (ii) from which the identity or contact details of a person may be inferred. Personal Information includes, without limitation, the name, address, telephone number, fax number, email address, social insurance number or credit card information of a person. The Employee shall not access nor collect any Personal Information except to the extent that it is necessary for the performance of their employment obligations or to comply with a legal requirement related to their employment. If the functions and duties of the Employee require the direct collection of Personal Information about individuals, the Employee shall perform such collection in accordance with applicable law and the Corporation’s privacy policies.
7.2Confidential Information. “Confidential Information” means any confidential information of the Corporation or of third parties dealing with the Corporation (including, without limitation, Customers), and includes the Inventions (as defined in Section 8 below), trade secrets, processes, policies, procedures, techniques including designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing and uses of the products or services of the Corporation, the Corporation’s budgets and strategic plans, and the identity and special needs of Customers, databases, data, all technology relating to the Corporation’s businesses, systems, methods of operation, client or Customer lists, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Corporation, Personal Information of the Corporation’s suppliers, Customers, former Customers, employees, consultants or former employees or consultants. For purposes of this Agreement, the following will not constitute Confidential Information: (i) information which is available to the public through no act of the Employee, (ii) information set forth in the written records of the Employee prior to disclosure to the Employee by or on behalf of the Corporation, and (iii) information which is lawfully obtained by the Employee in writing from a third party who did not acquire such confidential information or trade secret, directly or indirectly, from the Employee or the Corporation.

7.3Confidentiality. During the Term and at any time thereafter, the Confidential Information shall be held by the Employee in the strictest confidence and shall not, without the prior written consent of the Corporation, except as otherwise required by Section 8.4 below, be disclosed for whatever reason or purpose to any person or entity other than in connection with the Employee’s employment by the Corporation. The Employee shall exercise all due and diligent precautions to protect the integrity and confidentiality of the Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Employee shall not copy any Confidential Information except to the extent necessary to Employee’s employment nor remove any Confidential Information or copies thereof (in whatever form) from the Corporation’s premises except to the extent necessary to Employee’s employment and then only with the authorization of the Corporation. All records, files, materials and other Confidential Information obtained or prepared by the Employee in the course of Employee’s employment with the Corpoation are confidential and proprietary and shall remain the exclusive property of the Corporation. The Employee shall not use, sell, circulate or distribute any Confidential Information in any manner that is not directly and primarily in the best interest of the Corporation, unless expressly authorized to do so in writing. The Employee agrees that he shall not acquire any right, title or interest in or to the Confidential Information. The within understanding shall survive the termination or cancellation of this Agreement, even if occasioned by the Corporation’s breach or wrongful termination. Each of the Employee and the Corporation agree to keep the financial terms of this Agreement confidential, except to the extent as may be required for compliance with applicable regulatory and securities rules, tax legislation, regulations and laws, as well as by any court of competent jurisdiction.
7.4Disclosure. In the event the Employee is required by law or by the applicable regulations or policies of any regulatory agency of competent jurisdiction to disclose any Confidential Information, the Employee shall, before any such disclosure is made, give the Corporation prompt written notice of the compelled disclosure and shall cooperate with the Corporation in seeking a protective order or any other protections available to limit the disclosure of the Confidential Information.
8.INTELLECTUAL PROPERTY
8.1Definition of Inventions. For the purposes of this Agreement, “Inventions” means any composition, work of authorship, software and computer program (including, without limitation, all source and object codes, algorithms, architectures, structures, display screens, lay-out and development tools), database, screen shots, avatars, characters, scenarios, story lines, technology, product, device, technique, discoveries, method, process, procedure, design, plans, drawings, writings, brochures, website content, sales and advertising literature and other marketing materials, mask work or patents, inventions, copyrightable material and other intellectual property and any improvements thereon or derivative works or applications thereof and know-how related thereto, whether or not patentable or copyrightable and whether or not reduced to practice, that is (a) within the scope of the Corporation’s business, research or investigations or results from or is suggested by any work performed by the Employee for the Corporation and (b) created, conceived, reduced to practice, developed, discovered, invented or made by the Employee during the Term, whether solely or jointly with others.
8.2Assignment of Inventions. The Employee hereby acknowledges and agrees that all Inventions and other intellectual property of the Corporation shall be the sole and exclusive property of the Corporation. All Inventions shall be promptly disclosed to the Corporation. The Employee hereby assigns and agrees to assign to the Corporation all of the Employee’s rights, title and interest in and to the Inventions and the intellectual property rights therein. The Employee hereby waives and agrees to waive in favor of the Corporation, any successor of the Corporation and any purchaser(s) of the business of the Corporation, any and all moral rights that he now has or in the future may have in Inventions in each jurisdiction throughout the world, including the moral right under the Copyright Act of Canada, to the fullest extent that such rights may be waived in each respective jurisdiction.
8.3Cooperation. Whenever requested to do so by the Corporation, the Employee shall execute any and all instruments and do such acts that the Corporation shall request to protect the Corporation’s interest in the Inventions. These obligations shall continue beyond the termination of employment, and shall be binding upon the Employee’s assigns, executors, administrators and other legal representatives.
9.RECOURSE
9.1The Employee agrees that the Corporation, in addition to being entitled to the monetary damages that flow from a breach of Section 5, 6, 7, 8, or any other Section of this Agreement, will be entitled to injunctive relief in a court of appropriate jurisdiction in the event of any breach by the Employee of any such Section.
10.GENERAL
10.1Assignment. This agreement and the rights and obligations contemplated hereunder may not be assigned by the Employee. The Corporation shall be entitled to assign this agreement and its rights and obligations contemplated hereunder to any person in the event of a transfer of all or substantially all of its assets, business combination, merger or amalgamation or to an affiliate in connection with a reorganization of the Corporation.

10.2Severability. If any provision of this Agreement is deemed to be invalid or unenforceable or is prohibited by the laws of the jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such jurisdiction. The remaining provisions of this Agreement shall remain valid and binding and of like effect as though such provision was not included.
10.3Solicitor Consultation. The Employee confirms that it has been recommended to the Employee that the Employee consult a solicitor and obtain independent legal advice prior to the execution of this Agreement. The Employee confirms that he or she has signed this Agreement voluntarily and with full understanding of the nature and consequences of the Agreement.
10.4No Waivers. The failure by either party at any time or times to require performance of any provisions hereof shall in no way affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise or in respect of any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or covenant contained in this Agreement.
10.5Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by receipted delivery, by facsimile delivery, electronic mail or, if mailed, postage prepaid, by certified mail, return receipt requested, to the addresses set forth under the parties names on the signature page below, or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine or electronic mail system shall be evidence of successful facsimile or electronic mail delivery, as the case may be.
10.6Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument executed by both parties hereto, or in the case of a waiver, by the party waiving compliance.
10.7Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

10.8Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
10.9Confidentiality of Agreement. The Employee undertakes to refrain from revealing or disclosing, in any manner whatsoever (including orally, in writing or on the Internet or social networks), all or part of the contents of this Agreement to any person whomsoever, including any current or former employee of the Employer. The Employee may, however, disclose the contents of this Agreement under the circumstances prescribed by law, as well as to the Employee’s legal counsel, financial advisors or members of his immediate family, provided that they preserve the confidentiality thereof.
10.10Duty of Discretion. The Employee shall refrain from publicly making or disseminating in any manner whatsoever (including orally, in writing, or on the Internet or social networks) any denigrating or negative comment about the Employer, its employees, directors, officers, agents or mandataries or about a subsidiary or affiliate of the Employer and their employees, directors, officers, agents and mandataries, regardless of the veracity of such comment
10.11Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the Province of Québec and the federal laws of Canada applicable therein without regard to choice of law considerations.
10.12Jurisdiction. The courts of the Province of Québec will have exclusive jurisdiction to adjudicate any dispute arising under or in connection with this Agreement. The parties submit all their disputes arising out of or in connection with this Agreement to the exclusive jurisdiction of the courts of the Province of Québec.
10.13Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.
10.14Language. The parties hereto acknowledge that they have requested and are satisfied that this Agreement and all related documents be drawn up in the English language. Les parties aux présentes reconnaissent avoir requis que la présente entente et les documents qui y sont relatifs soient rédigés en anglais.
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation and the Employee have executed this Agreement as of the date and year first above written.

HOSPITALITÉ SONDER CANADA INC. SONDER USA INC.
Per:
	/s/ Philip Rothenberg	/s/ Martin Picard
	Philip Rothenberg	Martin Picard
Director
	Address:	Address:

SONDER
	Attn: Office of the General Counsel	[***]
	101 15th Street	[***]
	San Francisco, CA 94103	[***]
Martin Picard Address:
[Signature Page to Amended and Restated Employment Agreement]